Calculation of Filing Fee Tables
F-3
NOVARTIS AG
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.800% Notes due 2029	457(r)	1,000,000,000		$ 997,570,000.00	0.0001476	$ 147,241.33
Fees to be Paid	2	Debt	Guarantees of 3.800% Notes due 2029	Other				0.0001476	$ 0.00
Fees to be Paid	3	Debt	4.000% Notes due 2031	457(r)	850,000,000		$ 846,302,500.00	0.0001476	$ 124,914.25
Fees to be Paid	4	Debt	Guarantees of 4.000% Notes due 2031	Other				0.0001476	$ 0.00
Fees to be Paid	5	Debt	4.200% Notes due 2034	457(r)	1,100,000,000		$ 1,092,102,000.00	0.0001476	$ 161,194.26
Fees to be Paid	6	Debt	Guarantees of 4.200% Notes due 2034	Other				0.0001476	$ 0.00
Fees to be Paid	7	Debt	4.700% Notes due 2054	457(r)	750,000,000		$ 749,520,000.00	0.0001476	$ 110,629.15
Fees to be Paid	8	Debt	Guarantees of 4.700% Notes due 2054	Other				0.0001476	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,685,494,500.00		$ 543,978.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 543,978.99
Offering Note
[1]	Determined in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	Novartis AG has provided a guarantee with respect to the 3.800% Notes due 2029 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[3]	Determined in accordance with Rule 457(r) under the Securities Act.

[4]	Novartis AG has provided a guarantee with respect to the 4.000% Notes due 2031 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[5]	Determined in accordance with Rule 457(r) under the Securities Act.

[6]	Novartis AG has provided a guarantee with respect to the 4.200% Notes due 2034 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

[7]	Determined in accordance with Rule 457(r) under the Securities Act.

[8]	Novartis AG has provided a guarantee with respect to the 4.700% Notes due 2054 issued by Novartis Capital Corporation. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due with respect to the guarantees.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $3,685,494,500.00. The prospectus is a final prospectus for the related offering.
This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Registration Statement on Form F-3 (File Nos. 333- 282133 and 333-282133-01) in accordance with Rules 456(b) and 457(r) under the Securities Act.